UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report
(Date of earliest
event reported): July 16, 2012

OSHKOSH CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 2566, Oshkosh, Wisconsin 54903

(Address of principal executive offices, including zip code)

(920) 235-9151

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.03.             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective July 16, 2012, the Board of Directors (the “Board of Directors”) of Oshkosh Corporation (the “Company”) approved amendments (the “Amendments”) to the By-Laws of the Company (the “By-Laws”).  The Amendments eliminate a requirement in Section 3.04 of the By-Laws that the Board of Directors hold a regular meeting immediately following any annual meeting of the shareholders of the Company.  In addition, the Amendments revise the language of Section 3.05 of the By-Laws regarding the manner of calling a special meeting of the Board of Directors to provide that a special meeting may be called by or at the request of the Chairman of the Board, the Chief Executive Officer or the Secretary and shall be called by the Secretary upon written request of a majority of the directors then in office.  Finally, Section 3.06 of the By-Laws as amended by the Amendments confirms that email is a permitted means of providing notice to directors of a meeting of the Board of Directors.

The foregoing description of the Amendments is qualified in its entirety by reference to the full text of the Amendments, which is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibits.  The following exhibit is being furnished herewith:

(3.1)        Amendments to Oshkosh Corporation By-Laws, effective July 16, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSHKOSH CORPORATION

Date: July 20, 2012	By:	/s/ Bryan J. Blankfield
Bryan J. Blankfield
Executive Vice President, General Counsel and Secretary

OSHKOSH CORPORATION

Exhibit Index to Current Report on Form 8-K

Dated July 16, 2012

Exhibit
Number

(3.1)	Amendments to Oshkosh Corporation By-Laws, effective July 16, 2012.